UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 24, 2008

Allstate Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

3100 Sanders Road, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.              Results of Operations and Financial Condition.

The registrant furnishes below its Condensed Consolidated Statements of Operations for the three-month and nine- month periods ended September 30, 2008 and 2007 and Condensed Consolidated Statements of Financial Position as of September 30, 2008 and December 31, 2007, prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and certain non-GAAP and operating measures:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	Est. 2008	2007	Est. 2008	2007

Revenues
Premiums	$138	$104	$425	$381
Contract charges	228	236	665	694
Net investment income	912	1,062	2,826	3,145
Realized capital gains and losses	(568)	(128)	(1,928)	(2)
	710	1,274	1,988	4,218

Costs and expenses
Contract benefits	361	315	1,045	1,020
Interest credited to contractholder funds	573	672	1,732	1,967
Amortization of deferred policy acquisition costs	(26)	129	(32)	410
Operating costs and expenses	106	84	297	243
	1,014	1,200	3,042	3,640

Gain (loss) on disposition of operations	2	6	(7)	9

(Loss) income from operations before income tax (benefit) expense	(302)	80	(1,061)	587
Income tax (benefit) expense	(118)	24	(394)	195

Net (loss) income	$(184)	$56	$(667)	$392

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	December 31,
($ in millions, except share and par value data)	2008 (Est.)	2007

Assets
Investments
Fixed income securities, at fair value (amortized cost $51,091 and $58,020)	$48,071	$58,469
Mortgage loans	10,234	9,901
Equity securities, at fair value (cost $116 and $102)	108	102
Limited partnership interests	1,184	994
Short-term	3,045	386
Policy loans	809	770
Other	1,363	1,792
Total investments	64,814	72,414

Cash	113	185
Deferred policy acquisition costs	5,949	3,905
Reinsurance recoverables, net	3,519	3,410
Accrued investment income	620	652
Other assets	1,607	622
Deferred income taxes	285	—
Separate Accounts	10,603	14,929
Total assets	$87,510	$96,117

Liabilities
Contractholder funds	$57,790	$60,464
Reserve for life-contingent contract benefits	12,141	12,598
Unearned premiums	31	33
Payable to affiliates, net	109	206
Other liabilities and accrued expenses	2,404	2,823
Deferred income taxes	—	101
Long-term debt	650	200
Separate Accounts	10,603	14,929
Total liabilities	83,728	91,354

Shareholder’s Equity
Redeemable preferred stock – series A, $100 par value, 1,500,000 shares
authorized, none issued	—	—
Redeemable preferred stock – series B, $100 par value, 1,500,000 shares
authorized, none issued	—	—
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	1,475	1,108
Retained income	3,089	3,734
Accumulated other comprehensive income:
Unrealized net capital gains and losses	(787)	(84)
Total accumulated other comprehensive income	(787)	(84)
Total shareholder’s equity	3,782	4,763
Total liabilities and shareholder’s equity	$87,510	$96,117

Definitions of Non-GAAP and Operating Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP financial measures.  Our methods of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Operating income is net (loss) income, excluding:

•                  realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in operating income,

•                  amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent they resulted from the recognition of certain realized capital gains and losses,

•                  gain (loss) on disposition of operations, after-tax, and

•                  adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net (loss) income is the GAAP measure that is most directly comparable to operating income.

We use operating income as an important measure to evaluate our results of operations.  We believe that the measure provides investors with a valuable measure of the Company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, gain (loss) on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items.  Realized capital gains and losses and gain (loss) on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process.  Consistent with our intent to protect results or earn additional income, operating income includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes.  These instruments are used for economic hedges and to replicate fixed income securities, and by including them in operating income, we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g. net investment income and interest credited to contractholder funds) or replicated investments.  Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.  Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business.  A byproduct of excluding these items to determine operating income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.  Operating income is used by management along with the other components of net (loss) income to assess our performance.  We use adjusted measures of operating income in incentive compensation.  Therefore, we believe it is useful for investors to evaluate net (loss) income, operating income and their components separately and in the aggregate when reviewing and evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the Company and management’s performance.  Operating income should not be considered as a substitute for net (loss) income and does not reflect the overall profitability of our business.

The following table reconciles operating income and net (loss) income.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	Est. 2008	2007	Est. 2008	2007
Operating income	$80	$134	$324	$417

Realized capital gains and losses	(568)	(128)	(1,928)	(2)
Income tax benefit	198	45	674	—
Realized capital gains and losses, after-tax	(370)	(83)	(1,254)	(2)
DAC and DSI amortization relating to realized capital gains and losses, after-tax	110	11	283	(4)
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(6)	(8)	(16)	(23)
Gain (loss) on disposition of operations, after-tax	2	2	(4)	4
Net (loss) income	$(184)	$56	$(667)	$392

Operating income return on equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month operating income by the average of shareholder’s equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses.  Return on equity is the most directly comparable GAAP measure.  We use operating income as the numerator for the same reasons we use operating income, as discussed above.  We use average shareholder’s equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of shareholder’s equity primarily attributable to the Company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process.  We use it to supplement our evaluation of net (loss) income and return on equity because it excludes the effect of items that tend to be highly variable from period to period.  We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with net (loss) income return on equity because it eliminates the effect of items that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management:  the after-tax effects of realized and unrealized net capital gains and losses, and the cumulative effect of a change in accounting principle.  In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine operating income return on equity from return on equity is the transparency and understanding of their significance to return on equity variability and profitability while recognizing these or similar items may recur in subsequent periods.  Therefore, we believe it is useful for investors to have operating income return on equity and return on equity when evaluating our performance.  We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income return on equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the Company and management’s utilization of capital.  Operating income return on equity should not be considered as a substitute for return on equity and does not reflect the overall profitability of our business.

The following table shows the reconciliation.

	For the twelve months ended September 30,
($ in millions)	Est. 2008	2007
Return on equity
Numerator:
Net (loss) income	$(647)	$546
Denominator:
Beginning shareholder’s equity	$5,508	$5,640
Ending shareholder’s equity	3,782	5,508
Average shareholder’s equity	$4,645	$5,574
Return on equity	(13.9)%	9.8%

	For the twelve months ended September 30,
($ in millions)	Est. 2008	2007
Operating income return on equity
Numerator:
Operating income	$472	$548

Denominator:
Beginning shareholder’s equity	$5,508	$5,640
Unrealized net capital gains and losses	41	371
Adjusted beginning shareholder’s equity	5,467	5,269
Ending shareholder’s equity	3,782	5,508
Unrealized net capital gains and losses	(787)	41
Adjusted ending shareholder’s equity	4,569	5,467
Average shareholder’s equity	$5,018	$5,368
Operating income return on equity	9.4%	10.2%

Operating Measure

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following operating financial measure.  Our method of calculating this measure may differ from those used by other companies and therefore comparability may be limited.

Premiums and deposits is an operating measure that we use to analyze production trends for sales.  It includes premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products, which we account for under GAAP as increases to liabilities rather than as revenue.

The following table illustrates where premiums and deposits are reflected in the condensed consolidated financial statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	Est. 2008	2007	Est. 2008	2007
Total premiums and deposits	$1,646	$2,027	$8,687	$7,094
Deposits to contractholder funds	(1,502)	(1,891)	(8,249)	(6,622)
Deposits to separate accounts	(32)	(33)	(98)	(100)
Change in unearned premiums and other adjustments	26	1	85	9
Premiums	$138	$104	$425	$381

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By	/s/ Samuel H. Pilch

Name: Samuel H. Pilch
Title: Group Vice President and Controller

Date: October 24, 2008